EXHIBIT 99




     eChapman, Inc. Announces Appointment of Acting Chief Financial Officer

BALTIMORE, July 19, 2002 /PRNewswire-FirstCall/ -- eChapman, Inc. (Nasdaq: ECMN) eChapman, Inc. announced today the appointment of Steve Clarke, Controller, as the Company's acting Chief Financial Officer, effective July 19, 2002, following the resignation of Demetris Brown.

CONTACT: Investor Relations or Media, James Wu, Esq. of eChapman,
+1-800-752-1013